Exhibit 10.4

Agency Agreement

Date：_________________________

This Agreement is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

Article 1:  The Parties Concerned

Party A: ManLoong Bullion Company Limited
(hereinafter called “party A”)
Tel: (00852)2155 3999   Fax: (00852) 2155 3993
Add: 8/F, Tower 5, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.
Website: www.manloong.com

Party B: Agent Name_____________________
(hereinafter called “party B”)
Tel: _______________________________
Add: ________________________________________________________________

Article 2: Appointment

Party B act as counterparty with all of their clients.

Article 3: Price and Payment

The price for each individual transaction shall be fixed through negotiations between Party B and the buyer.

Article 4: Agency Right

In consideration of the Agency rights granted herein, Party B can act as party A's representative to solicit order; Party A shall not, directly or indirectly, sell the commodity to customers that be listed by Party B. Party A undertake to give the newest price list and products information in time.

Article 5: Commission

1). Party B shall pay Party A commission on each transaction on mutual agree price.
2). If the selling/buying price is higher/lower than the quoted price of the market, Party B shall suffer all the loss/gain.

Article 6: Industrial Property Rights

Party B may use the trade-marks owned by Party A for the sale of the Inflatable Products covered herein within the validity of this agreement, and shall acknowledge that all patents, trademarks, copy rights or any other industrial property rights used or embodied in the Inflatable Products shall remain to be the sole properties of Party A. Should any infringement be found, Party B shall promptly notify and assist Party A to take steps to protect the latter's rights.

Article 7: Validity of Agreement

This agreement, when duly signed by the both parties concerned, shall remain if force for ____ months from _____________ to _______________.

Article 8: Termination

During the validity of this agreement, if either of the two parties is found to have violated the stipulations herein, the other party has the right to terminate this agreement.

Article 9: Arbitration

All disputes arising from the performance of this agreement shall be settled through friendly negotiation. Should no settlement be reached through negotiation, the case shall then be submitted for arbitration to the Hong Kong International Economic and Trade Arbitration Commission and the rules of this Commission shall be applied. The award of the arbitration shall be final and binding upon both parties.

Party A:	Party B:

ManLoong Bullion Company Limited

Date:___________________________	Date:______________________